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                                                                   EXHIBIT 10.48


                            JOINT VENTURE AGREEMENT

     This agreement is entered into between Denics Co., Ltd. ("Denics") and American Dental Technologies, Inc. ("ADT") effective April 1, 1997.

     WHEREAS, pursuant to paragraph 2 of the Third Memorandum Agreement dated February 23, 1996 between ADT and Denics, ADT has the right to buy into the joint venture for the PAC Rim territories; and

     WHEREAS, ADT is hereby exercising its right to buy into the joint venture for the PAC Rim territories,

     NOW THEREFORE, the parties agree as follows:

      1. Purpose. The purpose of the joint venture will be to distribute and market dental products in the PAC Rim which is defined to mean the following countries:

           A. China (including Hong Kong)
           B. Taiwan
           C. Korea (North and South)
           D. India
           E. Pakistan
           F. Australia
           G. New Zealand
           H. Singapore
           I. Thailand
           J. Malaysia
           K. Indonesia

      2. Ownership. The joint venture will be owned 50% by Denics and 50% by ADT. Denics and ADT shall each be entitled to 50% of the profits and cash distributions. Denics and ADT shall each contribute 50% of the mutually agreed amount of capital necessary to operate the joint venture. All assets and inventory of Denics Pacific Ltd. will be transferred to the joint venture.

      3. Management. ADT shall be the manager of the joint venture and shall have all powers reasonably necessary to conduct the operations of the joint venture for the benefits of ADT and Denics. ADT hereby appoints Ben J. Gallant to act on its behalf with full authority to direct and bind the joint venture.

      4. Term. The joint venture shall commence on April 1, 1997 and shall continue until March 31, 2006, unless extended by the mutual agreement of both parties.

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      5. Purchase of Joint Venture Interest.  The parties have agreed that the price ADT will pay for its one-half interest in the joint venture is $1,000,000 USD. ADT will issue shares of ADT common stock to Denics in payment therefore as follows:

               On December 31, 1996; $333,333.33 USD of ADT common stock based upon the average closing price of the stock for the prior 10 trading days.

               On April 1, 1997, $333,333.33 USD and on April 1,
          1998, $333,333.34 USD of ADT common stock based upon the average closing price of the stock for the 10 trading days prior to each date.

             ADT, at its sole option, can pay such amounts in cash.

      6. Price for Equipment and Parts Supplied by ADT. ADT agrees to supply equipment and parts to the joint venture at ADT's manufactured cost plus 10%.

     Executed as of 31st day of October, 1996 and effective April 1, 1997, but binding upon approval by the Board of Directors of ADT.

                                     AMERICAN DENTAL TECHNOLOGIES, INC.

                                     /s/ Ben J. Gallant
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                                     By: Ben J. Gallant, President


                                     DENICS CO., LTD.

                                     /s/ Kengo Iwai
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                                     By: Kengo Iwai, President